EXHIBIT 99.2
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                                  December 26, 1997

VIA FAX 312-915-2502

IDS/JMB Balanced Income Growth, Ltd. c/o
JMB Realty Corporation
900 North Michigan Avenue
Chicago, IL  60611-1575
Attention: Andrea M. Backman

Re:  Skokie Fashion Square Shopping Center
     Skokie, IL (the "Property")

Dear Ms. Backman:

     IDS/JMB BALANCED INCOME GROWTH, LTD. ("Seller") and INLAND REAL
ESTATE ACQUISITIONS, INC. ("Buyer"), entered into that certain Agreement to Purchase, dated December 5, 1997, as amended on December 17, 1997, for the sale and acquisition of the Property (collectively, the "Contract"). Pursuant to Paragraph 10.4 of the Contract, the Contract was assigned to INLAND REAL ESTATE CORPORATION, an entity affiliated with Buyer, on December 22, 1997 (hereinafter, Buyer); and the Contract was terminated by Buyer on December 24, 1997. Defined terms utilized herein shall have the same meanings as defined by the Contract.

     Upon full execution of this letter by Buyer and Seller, the parties hereto agree to revive the Contract in accordance with the terms hereof. It is hereby agreed:

           (a) the Inspection Period, within which Buyer shall review and approve of the matters described by Paragraph 8.1 (a) (v), is hereby extended through 5:00p.m., on December 29, 1997; and
           (b) Purchaser shall receive a cash credit from Seller at closing in the amount of $43,000.00 as and for the "Cost Plus" tenant matter; and
           (c)   the due diligence matters described at paragraph 8.1 (a)
(ii), (iii), and (iv), have been satisfied.

     If you agree to the terms stated herein, please sign this letter below and return it to me VIA FAX: 630-218-4935. All other terms of the Contract shall remain unchanged. In the event any changes are marked upon this letter, the limited offer to permit revival of the Contract shall be automatically revoked. In the event a signed copy of this letter is not received by me, the Notice to Cancel shall be and remain in full force and effect.

                                  Sincerely,



                                  Steven D. Sanders,
                                  as agent for Inland Real Estate
Corporation, Buyer


AGREED TO THIS _____TH DAY OF DECEMBER, 1997.
IDS/JMB BALANCED INCOME GROWTH, LTD., SELLER

BY: INCOME GROWTH MANAGERS, INC.,
an Illinois corporation, Corporate General Partner


by ________________________________________________________
     VICE PRESIDENT



CC: Kenneth H. Denberg @ Schwartz & Freeman VIA FAX: 312-222-0818 Anne Brettingen @ Richard Ellis, L.L.C. VIA FAX: 312-899-0923